UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.02 Results of Operations and Financial Condition
On August 2, 2005, PPL Corporation ("PPL") issued a press release announcing its results for the quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure
On August 2, 2005, PPL issued a press release announcing its earnings forecast for 2006, a quarterly dividend increase and a 2-for-1 stock split. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

As noted in the press release, the record date for the stock split is August 17, 2005 and the distribution date will be August 24, 2005. At the distribution date, the share and per share amounts included in PPL’s consolidated financial statements will be adjusted to reflect the stock split in both future and prior periods, and PPL’s stock-based compensation awards and the conversion rate and market price trigger of PPL Energy Supply’s 2-5/8% Convertible Senior Notes due 2023 will also be adjusted to reflect the stock split.

Also as noted in the press release, the Board of Directors of PPL approved an increase to its quarterly common stock dividend, payable October 1, 2005, to $0.50 per share, equivalent to $2.00 per annum. (After giving effect to the stock split, the dividend is $0.25 per share, equivalent to $1.00 per annum.) The record date for the October 1 dividend is September 9, 2005. Future dividends, declared at the discretion of PPL’s Board of Directors, will be dependent upon future earnings, cash flows, financial requirements and other factors.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

	99.1 -	Press Release, dated August 2, 2005, announcing PPL Corporation's results for the quarter ended June 30, 2005.
	99.2 -	Press Release, dated August 2, 2005, announcing PPL Corporation's earnings forecast for 2006, a quarterly dividend increase, and a 2-for-1 stock split.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr Paul A. Farr Senior Vice President - Financial and Controller

Dated: August 2, 2005